Exhibit 10.33
CONFIDENTIAL SEPARATION AGREEMENT

This CONFIDENTIAL SEPARATION AGREEMENT (“Agreement”) is made effective this 31st day of December 2020 by and between Karl Frykman (“Employee”) and Pentair Water Pool and Spa, Inc. on behalf of itself, its predecessors, subsidiaries and affiliated entities (collectively, “Company”).

WHEREAS, the Employee's employment will end on December 31, 2020.
WHEREAS, in an effort to ease Employee's transition in connection with the separation of employment, the Company is offering this Agreement to Employee.
WHEREAS, the parties now wish to enter into this Agreement to memorialize their mutual understanding and agreement regarding their respective obligations to one another regarding the terms and conditions of Employee’s separation of employment.
WHEREFORE, for good and valuable consideration, the parties hereby agree as follows:
1.Separation Payment and Other Benefits. As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement and the post-employment restriction in the form attached hereto as Exhibit A, the Company shall pay Employee the total sum of $2,527,000.00, less applicable withholdings payable as follows:
a.Confidentiality Payment: As consideration for the Employee’s reaffirmation of his ongoing and continuous confidentiality obligations set forth in Section 4, Employee shall receive the total amount of $1,000,000, less any applicable withholdings. This payment shall be paid no later than January 31, 2022 provided that Employee has not revoked or breached this Agreement.
b.Separation and Release Payment: As consideration for the Employee’s release set forth in Section 2, and his promises set forth in Sections 5 and 6, Employee shall receive the total amount of $527,000, less any applicable withholdings. This payment shall be paid no later than January 31, 2021 provided that Employee has not executed his right to rescind the Agreement.
c.Post-Employment Restrictive Covenant Payment: As consideration for the Employee’s post-employment restriction covenants set forth in Exhibit A, Employee shall receive the total amount of $1,000,000, less any applicable withholdings. This sum will be paid in two equal installments, payable no later than January 31, 2021 and January 31, 2022.
Further, provided Employee does not exercise his right of rescission under Section 8, the Company will pay to Employee an additional lump sum of $28,201.00, less applicable withholdings (the “COBRA Subsidy”), which Employee may use toward the cost of future health insurance premiums or for other purposes. The COBRA Subsidy will be paid to Employee at the same time the Separation and Release Payment is made.

As a participant in the Pentair 2020 Management Incentive Plan (“MIP”), Employee will be eligible to receive a MIP bonus award, subject to the terms and conditions of the MIP, which shall be calculated using Employee’s monthly base salary in effect on the Separation Date. Such bonus award shall be payable at the same time other eligible participants in the MIP receive their payments, on or before March 15, 2021.

The parties acknowledge that Employee will receive pay for his accrued and unused vacation remaining (if any) as of the Separation Date with or without this Agreement. Further, as an inducement for the Company to agree to tender the Separation Payment to Employee, Employee acknowledges and affirms that he has been fully compensated for all hours actually worked and that there are no hours that he actually worked prior to the Separation Date for which he has not already been paid in full. Employee understands and agrees that, except as provided above and in Section 10 below, he has no rights to or claims under any other severance plans, bonus or incentive compensation plans of any type, including, but not limited to, the Pentair Management Incentive Plan, the Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, the 2012 Stock and Incentive Plan, the Pentair plc Employee Stock Purchase and Bonus Plan, the Pentair, Inc. Supplemental Executive Retirement Plan (together with its predecessors), the Pentair Inc. Restoration Plan (together with its predecessors), the Pentair Inc. Deferred Compensation Plan (referred to as the “Sidekick Plan”) or any plans of employers acquired by the Company with respect to options, restricted stock, restricted stock units or performance units. The Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, and the 2012 Stock and Incentive Plan are in the aggregate called the “Pentair Equity Plans” and the document(s) establishing the terms and conditions of the grants under the Pentair Equity Plans are called the “Terms & Conditions” in this Agreement.
2.    Release of Claims. In exchange for the benefits set forth in Section 1(b) in this Agreement, Employee, on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants not to sue and hereby releases and forever discharges the Company, and its past and present employees, agents, insurers, officials, officers, directors, divisions, parents (including Pentair plc), subsidiaries, predecessors and successors, and all affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment with the Company, including but not limited to claims, demands or actions arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Equal Pay Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Asbestos Hazard Emergency Response

Act, Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, California Fair Employment and Housing Act, the California Family Rights Act, the California Healthy Workplaces Healthy Families Act, the California Wage Theft Prevention Act, the California Equal Pay Act, the California WARN Act, the California Consumer Privacy Rights Act, the California Whistleblower Protection Act, the California Pregnancy Disability Leave Law, the California Paid KinCare Leave Law, the California Minimum Wage Law, the California Consumer Credit Reporting Agencies Act, the California Investigative Consumer Reporting Agencies Act, the California Confidentiality of Medical Information Act, the California Genetic Privacy Law, the California Use and Disclosure of HIV Tests Law, the California Employer Use of Social Media Law, the California Crime Victim Leave Law, the California Domestic Violence and Sexual Assault Victim Leave Law, the California Military and Military Spouse Leave Law, the California Alcohol and Drug Rehabilitation Leave Law, the California Organ and Bone Marrow Donor Leave Law, the California School Activity Leave Law, the California Occupational Safety and Health Law, the California Workers’ Compensation Law (excluding claims for benefits), the California Labor Code, the California Constitution, California common law and all other applicable state, county and local ordinances, statutes and regulations. Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Agreement based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs. Employee acknowledges that this release includes all claims that he is legally permitted to release, and as such, does not apply to any vested rights under the Company’s retirement plans, nor does it preclude him from filing an administrative charge with a government agency, though he may not recover any damages or receive any relief from the Company if he does file such a charge.
Waiver of Section 1542. In addition to the foregoing release of claims, Employee expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, which provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM/HER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR.
Employee expressly and completely waives and releases any right or benefit which he/she has or may have under this law, or any similar law, pertaining to the claims which he/she is releasing herein. Employee is aware that he/she may later discover claims presently unknown or unsuspected, or facts in addition to or different from those which he/she now knows or believes to be true. Nevertheless, it is Employee’s intention to fully, finally and forever settle and release all such matters, and all related claims.
3.    Separation from Employment. Employee’s employment with the company will end on December 31, 2020 (“Separation Date”), and employee is electing to sign this Agreement after his employment has ended.

4.    Confidential and Proprietary Information Acquired During Employment. Employee acknowledges that during his employment he had access to and assisted with the development of confidential and proprietary information. Employee agrees that he will continue to treat, as confidential, proprietary and privileged, any information, data, figures, projections, estimates, marketing plans, customer lists, lists of contract workers, tax records, personnel records, accounting procedures, formulas, contracts, business partners, alliances, ventures and all other confidential information which Employee acquired while working for the Company. Employee agrees that he will not release any such information to any person, firm, corporation or other entity at any time, except as may be required by law, or as agreed to in writing by the Company. Employee acknowledges that this obligation continues even after he has received the Confidentiality Payment set forth in Section 1(a) and applies regardless of whether this Agreement is rescinded, modified or deemed invalid. Employee further acknowledges that this obligation is separate and apart from the obligations provided for in Exhibit A and survives the expiration, termination or rescission of those specific obligations.
Employee acknowledges and agrees that any violation of this non-disclosure provision will result in irreparable injury to the Company and that such harm may not be compensable entirely with monetary damages. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. In connection with any suit at law or in equity to enforce the Company’s under this provision, the Company shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which you or any other entity or person has either directly or indirectly realized on its behalf or on behalf of another and/or may realize, as a result of, growing out of, or in connection with the violation which is the subject of the suit. Further, in the event of Employee’s breach of this provision, the Company may recoup the value of the Confidentiality Payment. In addition to the foregoing, the Company shall be entitled to collect from the Employee any reasonable attorney’s fees and costs occurred in bringing any action against Employee or otherwise to enforce the terms of this Agreement.
Immunity from Liability: Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and is made solely for the purpose of reporting or investigating a suspected violation of law. The same immunity will be provided for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
5.    Confidentiality of Agreement; No Disparaging Remarks. Employee represents and agrees that he will keep the terms and facts of this Agreement completely confidential, and that he will not disclose any information concerning this Agreement to anyone, except for his counsel, tax accountant, spouse or except as may be required by law or agreed to in writing by the Company or as otherwise required for Employee to enforce or defend his rights hereunder. Further, subject to Section 14 below, Employee shall not make any disparaging remarks of any sort or otherwise communicate any disparaging comments about the Company, its managers, officers or directors, or about any of the other released persons or entities identified in Section 2 to any other person or entity. However, Employee shall not be held in breach of this provision if he discloses information to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law.
6.    Cooperation and Certification. At the request of the Company following the Separation Date and subject to Section 14 below, Employee will cooperate with the Company, with Pentair plc and with any affiliate of Pentair plc in any claims or lawsuits where Employee has knowledge of the facts. Employee shall, when requested by Company, provide testimony or other assistance in order to fulfill this obligation; provided, however, that, in connection with such litigation or investigation, Company shall attempt to accommodate Employee’s schedule, shall provide Employee with reasonable notice in advance of the times in which Employee’s cooperation or assistance is needed, and shall reimburse Employee for any reasonable expenses incurred in connection with such matters. Nothing in this Agreement prevents Employee from testifying at an administrative hearing, arbitration, deposition or in court in response to a lawful and properly served subpoena (provided Employee provides written notice of the service of the subpoena to the Company within twenty-four (24) hours of receipt), nor does it preclude Employee from filing an administrative charge with a government agency or cooperating with a government agency in connection with an administrative charge (though he may not recover damages or receive any relief from the Company if he does file such a charge as noted in Section 2 above). Finally, Employee certifies, warrants and represents that he has faithfully discharged his role with the Company at all times during his employment. Employee further certifies, warrants and represents that he is unaware of any actual or potential violations of law by the Company, Pentair plc, or any affiliate of Pentair plc.
7.    No Wrongdoing. Employee and the Company agree and acknowledge that the consideration exchanged herein does not constitute, and shall not be construed as, an admission of liability or wrongdoing on the part of Employee, the Company or any entity or person, and shall not be admissible in any proceeding as evidence of liability or wrongdoing by anyone.
8.    Notification of Release and Right to Rescind. This Agreement contains a release of certain legal rights which Employee may have, including rights under the Age Discrimination in Employment Act. Employee is advised that he should consult with an attorney regarding such release and other aspects of this Agreement before signing this Agreement. Employee understands that he may nullify and rescind this entire Agreement at any time within the next seven (7) days of the date of signature below by indicating his desire to do so in writing and delivering that writing to the Company c/o Jill Hughes, Sr. Director, Executive Compensation, Pentair, 5500 Wayzata Blvd., Suite 900, Minneapolis MN 55416, by hand or by certified mail. Employee further understands that if he rescinds this Agreement on a timely basis, the Company will not be bound by the terms of this Agreement, and, in such event, Employee will have no right to receive or right to retain the financial benefits conferred under this Agreement.
9.    Outplacement. Provided Employee does not exercise his right of rescission under Section 8, then the Company shall pay for outplacement services provided for Employee’s benefit by a vendor selected by the Company to the extent such services are actually utilized by

Employee within one (1) year following the Separation Date and to the extent the cost does not exceed the Company-determined maximum.
10.    Restricted Stock Units, Performance Share Units and Stock Options under Pentair Equity Plans. If Employee has outstanding equity awards with respect to Pentair shares and long-term incentive cash awards, then Employee shall be entitled to, and the Company agrees to recognize, the following benefits in accordance with the applicable Terms & Conditions: the Company agrees to treat Employee’s unearned restricted stock units, performance share units, and nonqualified stock options under the Pentair Equity Plans as noted below:
i. Restricted Stock Units (RSUs). The value of the RSUs (settled in stock) will vest in full upon Separation Date and those shares deposited into Employee’s brokerage account (reduced by applicable tax withholdings) within one month of the Separation Date. Provided, however, that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if the Restricted Stock Units would be considered deferred compensation under Section 409A, then the shares (reduced by applicable withholdings) will be deposited six months following the Separation Date.

ii. Performance Share Units (PSUs). PSUs will be calculated on the Company’s actual performance. The payment will be made in shares of Pentair stock less appropriate shares withheld for taxes. The net shares will be deposited into the employee’s brokerage account as soon as administratively possible after the final performance is determined.

iii. Stock Options. Employee’s unvested Nonqualified Stock Options (NSOs) and Incentive Stock Options (ISOs) (collectively, “Outstanding Options”) shall remain outstanding and vest in accordance with the terms of the particular grant or award under the Pentair Equity Plans or applicable Terms & Conditions under the earlier of the expiration date of the award of the fifth anniversary of the Separation Date. The Outstanding Options may be exercised by Employee until the earlier of the expiration date of the particular award or within five (5) years after the Separation Date, at the time and in the manner permitted under the terms of the applicable Pentair Equity Plan and the applicable Terms & Conditions. Five (5) years after the Separation Date, all Outstanding Options unexercised by Employee shall be forfeited. Employee's stock options under the Pentair Equity Plans that had vested prior to the Separation Date (the "Previously Vested Options") may be exercised by Employee at any time in accordance with the time and in the manner permitted under the terms of the applicable Pentair Equity Plan without regard to whether he signs this Agreement. The Previously Vested Options shall expire and become non-exercisable in accordance with the terms of the applicable Pentair Equity Plan and the Terms & Conditions without regard to whether Employee signs this Agreement. As for Employee’s ISOs, they are eligible for preferential tax treatment if exercised within a period of ninety (90) days following the Separation Date, and if exercised more than ninety (90) days following the Separation Date, they will be taxed as ordinary income upon exercise.

Employee acknowledges that all RSUs, PSUs and Stock Options that are not treated as earned in accordance with the Terms & Conditions of the applicable award will automatically become void and that any and all options that Employee holds that are not exercisable as of the Separation Date are forfeited immediately as of the Separation Date. Employee acknowledges that it is Employee’s responsibility to review his personal brokerage account and take action prior to the expiration dates for each grant.
11.    Post-Employment Restrictive Covenants. As a condition of the Post-Employment Restrictive Covenant Payment set forth in Section 1(c) of this Agreement, Employee expressly agrees to the terms and conditions in the Non-Competition, and Non-Solicitation and Non-Disparagement Agreement set forth in Exhibit A. The parties agree that this is a material term of this Agreement and the sole reason why the Company has agreed to pay Employee the amount set forth in Section 1(c). In the event a court of competent jurisdiction finds Exhibit A, or any of the provisions therein, to be unenforceable, those provisions shall be severed from the Agreement and any consideration paid to Employee under Section 1(c) shall be returned to the Company and the Company will be relieved of making any remaining payments due under Section 1(c). The severance of Exhibit A, or any portion contained therein, shall not invalidate the rest of the Agreement or otherwise effect its enforceability.
12.    Return of Company Property. Employee covenants, warrants and represents that on or before the Separation Date, he will have returned any and all Company property that was ever in his possession or under his control to the Company prior to his signature of this Agreement, and this covenant, warranty and representation expressly extends to (but is not limited to) security card, keys, codes, materials, books, files, cell phones and laptop computer.
13.    Minnesota Law, Forum and Merger. The terms of this Agreement shall be governed by the laws of the State of Minnesota, the location of Pentair’s main U.S. office, and shall be construed and enforced thereunder. Any dispute arising under this Agreement shall be determined exclusively by a Minnesota court of appropriate jurisdiction, and the parties acknowledge the existence of sufficient contacts to the State of Minnesota to confer exclusive jurisdiction upon courts in that state. This Agreement supersedes and replaces all prior oral and written agreements, understandings, and representations between Employee and the Company. Notwithstanding the foregoing, Employee’s Pentair 2012 Stock and Incentive Plan Restricted Stock Unit Award Agreement, and any other surviving agreements or contractual obligations relating to post-employment restrictive covenants shall remain in full force and effect. Further, Employee acknowledges that this release includes all claims that he is legally permitted to release, and as such, does not apply to any vested rights under the Company’s retirement plans, nor does it preclude him from filing an administrative charge with a government agency, though he may not recover any damages or receive any relief from the Company if he does file such a charge.
14.    Administrative Charges, Investigations, and Proceedings. Nothing in this Agreement prohibits Employee from reporting possible violations of federal or state law or regulation to the government, including but not limited to the EEOC, Department of Justice, Securities and Exchange Commission, Congress, and any agency inspector general, or filing a charge with or participating in an investigation or proceeding conducted by the EEOC or a comparable state or local agency (collectively, any such activity shall be referred to as a

“Government Report”). Employee does not need prior authorization of the Company to make a Government Report and is not required to notify the Company that he has made a Government Report. The restrictions in Sections 5-6 above regarding confidentiality, non-disparagement and cooperation do not apply in connection with a Government Report. Notwithstanding the provisions of this section, Employee’s release of claims in Section 2 above waives any alleged right to recover any monetary damages, receive payment for attorneys’ fees, costs or disbursements or receive any relief from the Company in connection with any matter, including a Government Report, but this Agreement does not limit any right of Employee to receive a reward from the government for providing it information in connection with a Government Report.
15.    Construction of this Agreement and Severability. Should this Agreement require judicial interpretation, the court shall not construe the Agreement more strictly against any party, including the party who prepared it. This Agreement is results of negotiations where Employee consulted with counsel. Any portions of this Agreement, except for those provisions set forth in Exhibit A, that are found by a court of competent jurisdiction to be invalid, illegal, overly broad or unenforceable in any respect shall be revised to the minimum amount necessary in order to be valid and enforceable. The court shall not have this authority with respect to Exhibit A but shall instead follow the severance provision contained in Section 10 of this Agreement.
16.    Employee Understands the Terms of this Agreement. Other than stated herein, Employee warrants that (a) no promise or inducement has been offered for this Agreement; (b) this Agreement is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this Agreement and accepts full responsibility therefor; (d) the Company has advised Employee to consult with an attorney, and Employee has had a sufficient opportunity to consult with an attorney; (e) the Company has allowed Employee 21 days within which to consider this proposed Agreement; and (f) Employee fully understands this Agreement and has been advised by counsel (or has consciously chosen not to seek counsel) of the consequences of signing this Agreement. The parties acknowledge and agree that Employee may not sign this Agreement before Employee’s last day of employment with the Company and if Employee has not signed this proposed Agreement within the 21-day period following Employee’s separation from employment with the Company, then the offer of this Agreement shall expire by its own terms and be of no further force or effect without any further action required on the part of the Company.
17.    Miscellaneous. The parties agree that this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single instrument. Any words of gender shall include the other genders where appropriate.

EMPLOYEE

Dated:	December 31, 2020	/s/ Karl R. Frykman

Dated:	February 3, 2021	PENTAIR WATER POOL & SPA, INC.
		By	/s/ Karla C. Robertson
		Its	Director

EXHIBIT A

NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT AGREEMENT
Throughout his employment with the Pentair Water Pool & Spa, Inc. (the “Company”), Employee held an executive position with global duties and responsibilities on behalf on Pentair, plc and its affiliates and became intimately familiar with trade secrets, know-how, business strategies, marketing strategies, product development, proprietary information and confidential information concerning the operations of the Pentair Entities. As a result of Employee’s intimate familiarity with the proprietary and confidential information regarding the Company, Employee acknowledges and agrees that he would be able to engage in unfair competition vis-à-vis the Pentair Entities in the event he were to: (i) become employed by or otherwise involved in any way with a competitor; (ii) solicit or accept competitive business from customers of the Company; or (iii) solicit employees of the Company. Accordingly, Employee agrees to the narrow post-employment restrictions set forth below.

1.Definitions. For the purpose of this Exhibit A, the following definition shall apply:
The Business. The “Business” means each of the business segments, business units, and subsidiary operations of Pentair plc and its subsidiary entities and affiliates on a global basis. The parties acknowledge that due to Employee’s executive position and global duties and responsibilities on behalf of Pentair plc and the Company: (i) he is familiar with all business segments and business units of Pentair plc; (ii) he has been materially involved in all business segments and business units of Pentair plc on a global basis; and (iii) he has received lucrative financial benefits as a result of his exposure to and involvement in all business segments and business units of Pentair plc on a global basis.

Competitor. “Competitor” means any economic concern, whether an entity or a person, that competes against the Business in any geographic market where the Company, Pentair plc or any of its affiliates does business.

Pentair Entities. “Pentair Entities” includes the Company, Pentair plc, any affiliate of Pentair plc and any entity that is a spin-off from Pentair plc or its subsidiaries
2.    Non-Competition. Employee agrees that for a twenty-four (24) month period following the Separation Date, he will not (whether in his individual capacity or as an agent of a third party) directly or indirectly, in whole or in part, provide services, whether as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity, to any entity anywhere in the world engaged in a business that is competitive with the Business of Pentair Entities. Notwithstanding the prior sentence, Employee is not prohibited from providing services to a competing entity if: (i) the duties and services provided by Employee to the competitor are not, in whole or in part, substantially similar to the duties and services Employee provided to the Company or its affiliates; and (ii) the duties and services provided by Employee to the competitor are not reasonably likely to cause him to reveal trade secrets, know-how, customer lists, customer contracts, customer needs, business strategies, marketing strategies, product development, proprietary information and confidential information concerning the business of the Company or its affiliates. Nothing in this Agreement prohibits Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that the ownership represents a passive investment and that Employee is not a controlling person of, or a member of a group that controls, the corporation.
3.    Non-Solicitation. Employee agrees that for a twenty-four (24) month period following the Separation Date, he will not, for himself or for any third party, directly or indirectly, (i) solicit or accept business from any customer of the Company or its affiliates, or (ii) solicit any employee of the Company or its affiliates for the purpose of hiring such person or otherwise entice, induce or encourage, directly or indirectly, any such employee to leave their employment.
Employee agree that engaging in any of the following activities will be a violation of the above paragraph: (1) soliciting for a hire or soliciting for retainer as an independent consultant or as contingent worker any employee of the Pentair Entities; (2) participating in the recruitment of any employee of the Pentair Entities; (3) serving as a reference for an employee of the Pentair Entities; (4) offering an opinion regarding the candidacy as a potential employee, independent consultant or contingent worker of an individual employed by the Pentair Entities; (5) assisting or encouraging any third party to pursue an employee of the Pentair Entities for potential employment, independent consulting or contingent worker opportunities; or (6) assisting or encouraging any employee of the Pentair Entities to leave their current position in order to be an employee, independent consultant or contingent worker for a third party.
4.    Non-Disparagement. Employee agrees that he will not make disparaging remarks of any sort or otherwise communicate any disparaging comments to any other person or entity, about the Companies and any of its divisions, subsidiaries, predecessors and successors, and any affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers and directors. However, Employee shall not be held in breach of this provision if he discloses confidential information to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law.
5.    Reasonableness and Notice. Employee agrees that in light of the money and benefits conferred to him under Section 1 (c) of this Agreement, the restrictive covenants imposed above are reasonable and will not result in any hardship to Employee. Further, Employee acknowledges and agrees that a breach of any obligation under this Agreement will result in irreparable injury to the Company and that such harm may not be compensable entirely with monetary damages. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. In connection with any suit at law or in equity under this Agreement, the Company shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which you or any other entity or person has either
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directly or indirectly realized on its behalf or on behalf of another and/or may realize, as a result of, growing out of, or in connection with the violation which is the subject of the suit. Further, in the event of your breach of the above sections, the Company may recoup the value the Post-Employment Restrictive Covenant Payment. In addition to the foregoing, the Company shall be entitled to collect from the Employee any reasonable attorney’s fees and costs occurred in bringing any action against Employee or otherwise to enforce the terms of this Agreement. The parties agree that it is their intent that the restrictions be enforced to the maximum allowable extent or modified to permit enforcement to the maximum allowable extent under the laws of Minnesota as determined by a court of appropriate jurisdiction in Minnesota, and the parties further agree to and acknowledge the sufficiency of the parties’ contacts with the State of Minnesota in order to confer exclusive jurisdiction of Minnesota courts applying Minnesota law.
Employee agrees that while the restrictive covenants imposed under this Exhibit A are in effect, Employee shall give written notice to the Company within ten days after accepting any other employment, position, or ownership interest with any entity that has operations which compete with the operations of any of the Pentair Entities. Such written notice shall be delivered to the Company c/o Karla Robertson, Pentair General Counsel & Secretary, Pentair plc, Suite 900, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee agrees that the Company may notify such new employer, company or corporate entity that Employee is bound by this Agreement and, at the Company's election, furnish such employer, company or corporate entity with a copy of Exhibit A of this Agreement.
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